EXHIBIT A

                            INDEX SERIES OF THE FUND

INDEX SERIES                                                          EFFECTIVE DATE
------------                                                          --------------
First Trust Dow Jones MicroCap Index(SM) Fund                         September 24, 2005
First Trust Value Line(R) Arithmetic Index Fund
First Trust Morningstar(R) Dividend Leaders(SM) Index Fund            March 15, 2006
First Trust NASDAQ-100 Equal Weighted Index(SM) Fund                  April 25, 2006
First Trust NASDAQ-100-Technology Sector Index(SM) Fund               April 25, 2006
First Trust Ibbotson Core U.S. Equity Allocation Index Fund
First Trust IPOX-100 Index Fund                                       April 13, 2006
First Trust AMEX(R) Biotechnology Index Fund                          June 23, 2006
First Trust DB Strategic Value Index Fund                             July 6, 2006
First Trust Dow Jones Internet IndexSM Fund                           June 23, 2006
First Trust NASDAQ-100 Ex-Technology Sector Index(SM) Fund            February 14, 2007
First Trust NASDAQ(R) Clean Edge(R) U.S. Liquid Series Index Fund     February 14, 2007
First Trust Value Line(R) Equity Allocation Index Fund                October 13, 2006
First Trust Value Line(R) Dividend Index Fund                         October 13, 2006
First Trust S&P REIT Index Fund                                       May 4, 2007
First Trust ISE-Revere Natural Gas Index Fund                         May 7, 2007
First Trust ISE Water Index Fund                                      May 7, 2007
First Trust ISE Chindia Index Fund                                    May 7, 2007
First Trust Value Line(R) 100 Exchange-Traded Fund                    March 21, 2007
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